EXHIBIT 10.1(b)


                            JOURNAL REGISTER COMPANY
                   AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

The Journal Register Company 1997 Stock Incentive Plan (the "Plan") is hereby amended, effective as of March 27, 2001, subject to the approval of the Company's stockholders. Capitalized terms used and not defined herein shall have the meaning assigned to them in the Plan.

          1. The first two sentences of Section 3 of the Plan are amended to read in their entirety as follows: "The total number of shares of Common Stock reserved and available for grant under the Plan shall be 6,383,750, subject to the third paragraph of this
               Section 3. No participant may be granted Awards covering in excess of 700,000 shares of Common Stock in any fiscal year or in excess of 2,500,000 shares of Common Stock over the term of this Plan, in each case, subject to the third paragraph of this
               Section 3."

          2. A new Section 15 is added to the Plan, reading in its entirety as follows:

SECTION 15.  CHANGE IN CONTROL.

               (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, other than Sections 15(c) and (d), in the event of a Change in Control:

                         (i) any Stock Options and Stock Appreciation Rights
                    outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested (unless the award to the specific individual provides otherwise);

                         (ii) if the holder of a Stock Option or Stock
                    Appreciation Right incurs a Termination of Employment for any reason other than for Cause within one year after the Change in Control, such Stock Option or Stock Appreciation Right shall remain exercisable for not less than the lesser of one year or the balance of its term;

                         (iii) the restrictions and deferral limitations
                    applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and

                         (iv) the Committee may also make additional adjustments
                    and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

               (b) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" shall mean the happening of any of the following events:

                         (i) the acquisition by any individual, entity or group
                    (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Warburg, Pincus, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
                    (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that, for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
                    (2) and (3) of subsection (iii) of this Section 15(b); or

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                         (ii) individuals who, as of March 27, 2001, constitute
                    the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to March 27, 2001 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                         (iii) consummation of a reorganization, merger,
                    statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding Warburg, Pincus, any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

               (iv) the approval by the stockholders of the Company of a
                    complete liquidation or dissolution of the Company.

          (c) The foregoing provisions of Section 15 shall not apply to an Award if and to the extent so provided by the Committee at the time of grant and, in such case, specified in such grant agreement.

     3. The amendment made by the foregoing paragraph 2 of this Amendment shall be applicable to Awards granted before the effective date hereof as well as Awards granted on or after such date, without the necessity of further action by the Company or the holders thereof.

     4. The Plan is in all other respects ratified and confirmed without amendment.